LAW OFFICES OF IRVING ROTHSTEN

                                ATTORNEY AT LAW
                               292 MADISON AVENUE
                              NEW YORK, N.Y. 10017
       ==============                                         ==============
         TELECOPIER              (212) 685-7600                   E-MAIL
       (212) 696-9459                                      IRothstein@hhandf.com

                                November 10, 2003

GSI Technologies USA, Inc.
400 St- Jacques Street West
Montreal H2Y 1S1 Quebec.

Gentlemen:

          As counsel for your Company, I have examined your Articles of Incorporation, By-Laws, and such other corporate records, documents and proceedings and such questions of law as I have deemed relevant for the purpose of this opinion.

          I have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and resale of up to 37,483,008 shares of common stock by the holders thereof (the "Common Shares"), including shares underlying currently exercisable
warrants.   My review has included the exhibits and form of prospectus for the resale of the Common Shares.

          On the basis of such examination, I am of the opinion that:

          1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to con- duct the business which it conducts as described in the Registration Statement.

          2. The Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable shares of common stock of the Company.

          3. The Common Shares underlying the warrants will be duly and validly issued, fully paid and non-assessable shares of the common stock of the Company when issued in accordance with their terms.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the mention of my name in the "Legal Matters" section of the Prospectus.

                                   Very truly yours,

                                   /s/ Irving Rothstein

                                   Irving Rothstein